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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of MicroStrategy Incorporated on Form S-8 of our report dated January 30, 1998, except for Note 4 as to which the date is May 8, 1998 and Note 8, as to which the date is June 10, 1998, on our audits of the consolidated financial statements of MicroStrategy Incorporated as of December 31, 1996 and 1997, and for the years ended December 31, 1995, 1996, and 1997, which report is included in MicroStrategy Incorporated's Prospectus dated June 11, 1998, included in the Company's registration statement on Form S-1 (File No. 333-49899).


                                        Coopers & Lybrand L.L.P.

McLean, Virginia
June 26, 1998